AMENDMENT NO. 1
                                                        TO
                                           EMPLOYEE EMPLOYMENT AGREEMENT


     This Amendment No. 1 to the Employment Agreement (the "Agreement") made and entered into as of the 1st day of January 2006, between Medefile International, Inc. (formerly known as Omnimed International, Inc.), a Nevada corporation (the "Company"), and Eric Rosenfeld ("Employee").

                                   WITNESSETH:

     WHEREAS, on January 1, 2006, the Company and the Employee entered into an Agreement, a copy of which is annexed hereto as Exhibit 1; and

     WHEREAS, the parties now desire to amend certain provisions of the Agreement, and to add a new provision to the Agreement, as hereinafter set forth.

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Employee Employment Agreement is hereby amended as follows:

     1. Paragraph 4.1(i) of the Agreement is hereby amended to be and read as follows:

     "4.1 Salary. For Employee's services hereunder, the Company's Board of Directors (the "Board") shall pay Employee an annual salary of $78,800 for the first year of the Term and $100,200 for the second year of the Term. The Company shall also issue to employee, upon the Commencement Date, options to purchase one million eight hundred thousand (1,800,000) shares of the Company's Common Stock, $0.0001 par value per share (the "Options"). Such Options shall vest over a period of two years on an equal monthly basis of seventy-five thousand (75,000) Options per month, and shall be exercisable for a four (4) year period from the Effective Date of this Agreement, provided that the Employee is employed by the Company, at a price of $0.80. Employee acknowledges that upon exercise of any Options, the shares issued thereunder will not be registered under the Securities Act of 1933, that the shares have been acquired for investment purposes and not with a view to distribution or resale, and that the shares may not be sold, assigned, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that registration is not required under such laws.

     2. A new Paragraph 4.4 of the Agreement is hereby added to be and read as follows:

     "4.4 Other Benefits. In addition to the salary and other compensation to be paid to Employee hereunder, Employee shall be entitled to health insurance benefits at such time as they are made available to other employees of the Company."

     3. Paragraph 5.7 of the Agreement is hereby amended to be and read as follows:

     "5.7 Expiration. In the event that an option holder ceases to be an employee of the Company or of any subsidiary for any reason other than permanent disability (as determined by the Board of Directors) or death, the Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Employee ceased to be so employed, but in no event after the Expiration Date. In the event of the death of Employee during this three month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Employee could have exercised the Option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the four (4) year period from the Effective Date of this Agreement."

     4. Miscellaneous.

     (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

     (B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

     (C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

"EMPLOYEE"


By /s/ Eric Rosenfeld                       May 19, 2006
---------------------                       ------------
Eric Rosenfeld                              Date


 "COMPANY"

Medefile International, Inc.

By /s/ Milton Hauser                        May 19, 2006
--------------------                        ------------
Milton Hauser                               Date
President